As filed with the Securities and Exchange Commission on August 9, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	68-0533453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road

Eden Prairie, MN 55344

(952) 345-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Rosa

Chief Executive Officer

Sunshine Heart, Inc.

12988 Valley View Road

Eden Prairie, MN 55344

(952) 345-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman Matthew R. Kuhn Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 (612) 766-7000	Timothy R. Curry Jacob C. Tiedt Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3939

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-182727

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	431,250	$7.00	$3,018,750	$345.95

(1)          Includes 56,250 shares that the underwriters have an option to purchase to cover over-allotments, if any.

(2)          Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE ACT.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of an additional number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Sunshine Heart, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement includes the registration statement facing sheet, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm.  This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-182727) (the “Original Registration Statement”), initially filed by the Company on July 17, 2012 and declared effective by the Securities and Exchange Commission on August 9, 2012.  The Company is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered to reflect the actual initial public offering of 2,875,000 shares of Common Stock, plus an over-allotment option of 431,250 shares, at a price to the public of $7.00 per share.  Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant confirms that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on this 9th day of August, 2012.

SUNSHINE HEART, INC.

By:	/s/ DAVID A. ROSA
David A. Rosa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID A. ROSA	President, Chief Executive Officer and Director (principal executive officer)	August 9, 2012
David A. Rosa

/s/ JEFFREY MATHIESEN	Chief Financial Officer	August 9, 2012
Jeffrey Mathiesen	(principal financial and accounting officer)

*	Director	August 9, 2012
Paul Buckman

*	Director	August 9, 2012
Geoffrey Brooke

*	Director	August 9, 2012
Nicholas Callinan

*	Director	August 9, 2012
Mark Harvey, Ph.D.

*	Director	August 9, 2012
William Peters, M.D.

*	Director	August 9, 2012
Donal O’Dwyer

*	Director	August 9, 2012
Gregory Waller

*/s/ JEFFREY MATHIESEN
Jeffrey Mathiesen Agent and attorney-in-fact

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SUNSHINE HEART, INC.

REGISTRATION STATEMENT ON FORM S-1

EXHIBIT INDEX

No.	Description
5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended (File No. 333-182727), initially filed by the Company on July 17, 2012 and declared effective by the Securities and Exchange Commission on August 9, 2012.

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